SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 29, 2000

                             WIDEPOINT CORPORATION
 ---------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                    000-23967           52-2040275
 ---------------------------         ---------------     ----------
(State or other jurisdiction         (Commission         (IRS Employer
      of incorporation)               File Number)       Identification Number)

20251 Century Boulevard, Germantown, MD                    20874
 ----------------------------------------                 ----------
 (Address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code:  (301) 353-9500
                                                     --------------

                               ZMAX CORPORATION
         ------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

      On September 29, 2000, WidePoint Corporation, a Delaware corporation formerly known as ZMAX Corporation (the "Company"), sold 100% of the issued and outstanding capital stock of Parker Management Consultants, Ltd., a Delaware corporation ("Parker"), to eHoldings, Inc., a Maryland corporation (the "Buyer"), in consideration for the transfer from the Buyer to the Company, and the subsequent extinguishment thereof by the Company, of the promissory note in the original principal amount of $3,000,000 which was previously issued by the Company to the former sole shareholder of Parker as part of the consideration previously paid by the Company when it originally acquired Parker. The Buyer had previously acquired such promissory note from the former shareholder of Parker. The sale of all the issued and outstanding shares of capital stock of Parker by the Company to the Buyer was accomplished pursuant to the terms of a Stock Purchase Agreement, dated as of September 20, 2000 (the "Agreement"), by and among the Company and the Buyer. The terms of this sale transaction and the consideration were determined in arm's-length negotiations between the Company and the Buyer. A copy of the Agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits.

        (b)  Pro Forma Financial Information.

      In accordance with Item 7(b) of Form 8-K, the pro forma financial information called for by Item 7(b) of Form 8-K and Article 11 of Regulation S-X will be filed by amendment as soon as practicable but not later than December 13, 2000.

        (c)  Exhibits.

        The following exhibit is filed herewith:

        Exhibit No.                        Document

            2 Stock Purchase Agreement, dated as of September 20, 2000, by and among WidePoint Corporation and eHoldings, Inc.

                                       2

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SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             WIDEPOINT CORPORATION


Date:  October 13, 2000          /s/MICHAEL C. HIGGINS
                                 ---------------------
                                 Michael C. Higgins
                                   President

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